Exhibit 31.1

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER, PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

I, Wendy Blosser, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of AccuStem Sciences Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 28, 2023

/s/ Wendy Blosser
Name:	Wendy Blosser
Title:	Chief Executive Officer